UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


            DATE OF REPORT: MAY 12, 2003 COMMISSION FILE NO. 0-22810
                        (Date of earliest event reported)


                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                                              03-0311630
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


              1000 Crawford Place, Suite 400, Mt. Laurel, NJ 08054
                    (Address of Principal Executive Offices)

         Registrant's Telephone No., including area code: (856) 778-2300


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Item 7            Financial Statements and Exhibits.

          (c) The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

          99.1 Press Release issued by Mace Security International, Inc. dated May 12, 2003.

Item 9 Regulation FD Disclosure (information required by Item 12 of Form 8-K is being furnished under this Item 9 pursuant to SEC interim filing guidance dated March 27, 2003).

                  On May 12, 2003, Mace Security International, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.

                  The press release contains a non-GAAP financial measure, EBITDA. EBITDA is calculated as income before cumulative effect of a change in accounting principle adding back interest expense, income taxes, depreciation and amortization expense. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities and resources available for strategic opportunities, as it reflects our earnings trends, without the impact of certain non-cash and unusual charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MACE SECURITY INTERNATIONAL, INC.

                                 By: /s/ Gregory M. Krzemien
                                    ------------------------------------------
                                         Gregory M. Krzemien
                                         Chief Financial Officer and Treasurer


Date:    May 14, 2003


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                                  EXHIBIT INDEX




Exhibit No.        Description
-----------        -----------
99.1               Press Release issued by Mace Security International, Inc.
                   dated May 12, 2003.